Exhibit 99.1

For Information:

Kerrin Catallozzi

Red Hat

(919)754-4268

kcatallo@redhat.com

Red Hat Names Jim Whitehurst Chief Executive Officer

Former COO of Delta Airlines to lead Company, Szulik to continue as Chairman.

Raleigh, N.C. – December 20, 2007 – Red Hat, Inc. (NYSE: RHT) today announced that its Board of Directors has elected James M. Whitehurst, as President and Chief Executive Officer and a member of the Board of Directors of Red Hat, effective January 1, 2008. Mr. Whitehurst will succeed Matthew J. Szulik as President and Chief Executive Officer. Szulik will continue to serve as Chairman of the Board of Directors.

On behalf of Red Hat’s Board of Directors, William S. Kaiser, lead director, said, “For nearly a decade, Matthew Szulik’s vision and leadership legitimized free, open source software as an innovative and profitable business model. From Red Hat’s early days as a small, private company, Szulik transformed Red Hat into a globally recognized brand whose approach to technology development and customer service has redefined the software industry.”

Kaiser added, “The Board is delighted that Jim Whitehurst will serve as CEO. We are confident that he will bring a combination of strategic insight and operational excellence needed to sustain growth while continuing to deliver industry leading customer service. His experience with large, global companies will be essential as Red Hat continues to scale to $1 billion in revenue and beyond.”

“After an extensive search, Red Hat has selected a talented executive who has successfully led a global technology-focused organization at Delta,” added Szulik. “Jim is a hands on guy who will be a strong cultural fit at Red Hat.” “Red Hat has changed the way people consume technology. This is an outstanding company that I feel privileged to join,” said Jim Whitehurst. “Our outlook is positive with strong technology, great people, solid management and a global brand. Red Hat leads the software industry in delivering value to its customers. I welcome this opportunity to lead Red Hat into the future.”

Whitehurst joined Delta Airlines in 2002, serving in various roles, most recently as Chief Operating Officer, responsible for Operations, Sales and Customer Service, Network and Revenue Management, Marketing and Corporate Strategy.

Prior to joining Delta, Whitehurst served as Vice President and Director of The Boston Consulting Group (BCG) and held various leadership roles in their Chicago, Hong Kong, Shanghai and Atlanta offices.

A native of Columbus, Ga., Whitehurst graduated from Rice University in Houston, Texas, with a bachelor’s degree in Computer Science and Economics. He also attended Friedrich-Alexander University in Erlangen, Germany, holds a general course degree from the London School of Economics and an MBA from Harvard Business School.

Nosal Partners, an executive search firm, assisted the Red Hat Board of Directors in this search.

About Red Hat

Red Hat, the world’s leading open source solutions provider, is headquartered in Raleigh, NC with over 50 satellite offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for four consecutive years in the CIO Insight Magazine Vendor Value study. Red Hat provides high-quality, low-cost technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; adverse results in litigation; changes in and dependence on key personnel as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

###

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.